Exhibit 99.1

NEWS

INVESTOR CONTACT: (818) 225-3550
David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS NOVEMBER 2006 OPERATIONAL RESULTS

CALABASAS, CA (December 12, 2006) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended November 30, 2006.  Key operational results included the following:

•    Mortgage loan fundings for November totaled $38 billion, a decline of 11 percent from November 2005.  Compared to October 2006, mortgage loan fundings were down 8 percent, however, on an average daily basis, they were down 4 percent.

–    Monthly purchase volume of $16 billion was 18 percent lower than November 2005.  Home equity loan fundings of $3.2 billion fell 13 percent from the prior year period, and nonprime loan fundings were $3.1 billion, which compares to $3.9 billion in November 2005.

–    On a consolidated basis, Countrywide funded $3.2 billion in pay-option loans during the month as compared to $7.9 billion in November 2005.  Year-to-date pay-option fundings were $62 billion as compared to $87 billion for the same period last year.

–    It should be noted that the various mortgage loan funding categories listed above are not mutually exclusive and are not intended to equal 100 percent of total fundings.

•    Average daily mortgage loan application activity in November was $2.7 billion, up 2 percent from November 2005.  The mortgage loan pipeline was $62 billion at November 30, 2006 as compared to $69 billion at November 30, 2005.

•    The mortgage loan servicing portfolio continued to grow, reaching $1.3 trillion at November 30, 2006.  This is an increase of $186 billion, or 17 percent, from November 30, 2005.

•    Banking Operations’ assets were $82 billion at November 30, 2006, an increase of 14 percent from November 30, 2005.

•    Securities trading volume in the Capital Markets segment totaled $326 billion for November 2006, rising 6 percent as compared to November 2005.

•    Net earned premiums from the Insurance segment totaled $100 million, up 11 percent from November 2005.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

“November 2006 operational results continued to reflect transitional market conditions,” said Angelo R. Mozilo, Chairman and Chief Executive Officer.  “Total mortgage loan fundings declined modestly from the prior month.  Purchase volume fell as a result of continued softness in the housing market, as well as seasonality.  Refinance activity declined as well, but falling long-term interest rates during November resulted in an increase in average daily application volume and an ending mortgage loan pipeline of $62 billion, indicative of strong funding volume for the remainder of the year.  Our servicing portfolio continued its uninterrupted climb, reaching $1.3 trillion at the end of November.

“Year-to-date operational results were positive across our other business lines and are on pace to exceed 2005 full-year results.  Banking Operations’ assets were $82 billion, Capital Markets securities trading volume rose to $3.5 trillion and net premiums earned from our Insurance segment reached a record $1 billion.”

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000, and Fortune 500.  Through its family of companies, Countrywide: originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company.  For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:  competitive and general economic conditions in each of our business segments; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade ratings that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; failure to attract and retain a highly skilled workforce; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	November 30,	November 30,	November 30,	November 30,
	2006	2005	2006	2005
LOAN PRODUCTION
Number of Working Days in the Period	21	21	232	231
Average Daily Mortgage Loan Applications	$2,729	$2,667	$2,635	$2,721
Mortgage Loan Pipeline (loans-in-process)	$62,004	$68,773
Commercial Real Estate Loan Pipeline (loans-in-process)	$408	$441

Loan Fundings:
Consumer Markets Division	$12,809	$13,656	$141,830	$141,973
Wholesale Lending Division	6,650	8,171	87,756	94,496
Correspondent Lending Division	17,764	19,227	166,961	193,842
Capital Markets	565	1,190	16,083	16,522
Total Mortgage Loan Fundings	37,788	42,244	412,630	446,833
Commercial Real Estate Fundings	863	647	4,578	3,563
Total Loan Fundings	$38,651	$42,891	$417,208	$450,396

Bank Mortgage Loan Fundings (2)	$15,235	$3,335	$105,887	$45,606

Loan Fundings in Units:
Consumer Markets Division	75,501	86,972	903,381	925,987
Wholesale Lending Division	32,856	39,158	428,066	467,373
Correspondent Lending Division	87,847	93,705	836,984	988,680
Capital Markets	2,198	4,588	61,903	64,578
Total Mortgage Loan Fundings in Units	198,402	224,423	2,230,334	2,446,618
Commercial Real Estate	70	35	533	230
Total Loan Fundings in Units	198,472	224,458	2,230,867	2,446,848

Bank Mortgage Loan Units (2)	85,771	30,038	687,047	382,202

Mortgage Loan Fundings: (3)
Purchase	$15,832	$19,409	$189,114	$211,049
Non-purchase	21,956	22,835	223,516	235,784
Total Mortgage Loan Fundings	$37,788	$42,244	$412,630	$446,833

Mortgage Loan Fundings by Product:
Government Fundings	$1,176	$886	$11,853	$9,822
ARM Fundings	$13,817	$21,052	$188,059	$234,615
Home Equity Fundings	$3,219	$3,714	$42,019	$38,686
Nonprime Fundings	$3,058	$3,899	$36,857	$40,232

MORTGAGE LOAN SERVICING (4)
Volume	$1,278,101	$1,092,104
Units	8,110,072	7,379,806
Subservicing Volume (5)	$18,692	$32,265
Subservicing Units	183,359	268,954
Prepayments in Full	$19,455	$19,125	$195,486	$209,961
Bulk Servicing Acquisitions	$2,164	$997	$9,192	$49,691
Portfolio Delinquency - CHL (6)	4.57%	4.58%
Foreclosures Pending - CHL (6)	0.60%	0.43%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	November 30,	November 30,	November 30,	November 30,
	2006	2005	2006	2005
LOAN CLOSING SERVICES (units)
Credit Reports	744,719	764,650	9,292,633	8,946,367
Flood Determinations	292,759	301,893	3,116,577	3,281,289
Appraisals	110,071	105,296	1,168,289	1,106,250
Automated Property Valuation Services	902,351	618,304	7,645,711	6,953,107
Other	20,595	15,626	192,462	167,776
Total Units	2,070,495	1,805,769	21,415,672	20,454,789

CAPITAL MARKETS
Securities Trading Volume (7)	$325,784	$307,234	$3,471,175	$3,265,446

BANKING
Banking Operations Assets (in billions)	$82	$72

INSURANCE
Net Premiums Earned:
Carrier	$80.0	$72.9	$862.2	$667.3
Reinsurance	20.1	17.0	203.2	164.2
Total Net Premiums Earned	$100.1	$89.9	$1,065.4	$831.5

Period-end Rates
10-Year U.S. Treasury Yield	4.46%	4.49%
FNMA 30-Year Fixed Rate MBS Coupon	5.57%	5.85%

(1)  This data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)  These loans are processed for Countrywide Bank by the Company’s Mortgage Banking production divisions and are included in “Total Mortgage Loan Fundings” above. The amounts include loans funded for both investment purposes and for sale. The Company will report the amount of such loans subsequently sold on a quarterly basis.

(3)  Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)  Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(5)  Subservicing volume for non-Countrywide entities.

(6)  Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(7)  Includes trades with Mortgage Banking Segment.

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